 A NASDAQ Traded Company - Symbol HBNC

  This presentation may contain forward-looking statements regarding the financial performance, business, and future operations of Horizon Bancorp and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future results or performance. As a result, undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions, and although management believes that the expectations reflected in such forward-looking statements are accurate and reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause our actual results to differ materially include those set forth in Horizon’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Statements in this presentation should be considered in conjunction with such risk factors and the other information publicly available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Horizon does not undertake, and specifically disclaims any obligation, to publicly release any updates to any forward-looking statement to reflect events or circumstances occurring or arising after the date on which the forward-looking statement is made, or to reflect the occurrence of unanticipated events, except to the extent required by law.   Forward-Looking Statements

 Who We Are  *

 *  Company Profile  Headquartered in Michigan City, IN31 Locations Throughout Indiana and Michigan$2.1 Billion in AssetsMarket Cap. $209 MillionOwnership9% Insiders12% Employee Benefit Plans36% Institutional  * Market data as of February 2, 2015; financial data as of December 31, 2014

 Northwest Indiana/Southwest Michigan… The Right Side of Chicago

 Retail BankingBusiness BankingMortgage BankingWealth Management  Complementary Revenue Streams that are Counter-Cyclical to Varying Economic Cycles  *  Four Key Revenue Streams

 Horizon’s Story  Steady GrowthSuperior ReturnsFinancial StrengthConsistent Performance  *

 2014 Highlights  *

 2014 Highlights  *  Surpassed $2 Billion in AssetsTotal Loan Growth of 29% (17% organic)Commercial Loan Growth of 33% (20% organic)14% Growth in Wealth Management RevenueClosed SCB Bancorp, Inc. (“Summit”) Acquisition on April 3rd, 2014Initiated Indianapolis Mortgage Presence by Acquiring First Indiana Mortgage on February 28, 2014Two Quarterly Dividend Increases from 11 to 14 Cents per Share

 Rebounded From Slow Start to 2014  *  2014 Cumulative Net Income by Quarter  Non-Core Items (1)  Non-Core Items (1)  2013  $4.3 million  2014  $1.6 million  (1) Non-core items include interest income from acquisition related purchase accounting adjustments, securities gains and one-time expenses related to Summit acquisition

 Balanced Growth in 2014  *  Assets ($ Mil.)  Loans ($ Mil.)  Deposits ($ Mil.)

 Robust Organic Loan Growth in 2014  *  Loan Type(In Millions)  12/31/14  AcquiredLoans 4/3/14  12/31/13  2014 Organic Growth  2014 Organic Growth  Commercial  $674  ($70)  $505  $99  20%  Residential Mtg.  $255  ($44)  $186  $25  14%  Consumer  $320  ($10)  $280  $31  11%  Mtg. Warehouse  $129  -  $98  $31  32%  Total Loans  $1,379  ($124)  $1,069  $186  17%  * Table excludes loans held for sale

Summit Community Bank Acquisition Adds Value

- Closed on April 3, 2014
- Illustrates Focus on Larger Markets with Growth Potential
- Four Experienced Lenders to Drive Loan Growth
- Accretive to EPS, Reasonable TBV Dilution Earnback Period

Acquisition Metrics(1)(2)	
Deal Value ("DV")	$18.9 mil.
DV/ Tg. Book Value	120.5%
DV/ LTM Earnings	11.1x
Core Deposit Prem.	2.8%

(1) Deal value as of April 3, 2014
(2) Financial data for SCB Bancorp at or for the year ended December 31, 2013

EXCEPTIONAL SERVICE • SENSIBLE ADVICE® 13

 Horizon’s Growth Story  *

 A Company on the Move  OrganicExpans.(7)  St. JosephSouth BendElkhart  Lake County  Kalamazoo  IndianapolisCarmel  M&A(6)  Anchor Mortgage  Alliance Bank  American Trust  Heartland 1st MortgageSummit  *  Assets ($ Mil.)  $721      $2,077  Loans($ Mil.)  $548      $1,379  Deposits($ Mil.)  $489      $1,482  Branches  7      31  9.2% CAGR  8.0% CAGR  9.7% CAGR

Growth Opportunities in All Directions

LEGACY
La Porte County
Population: 112,352

Deposits: $2 billion

N: Kalamazoo, Lansing & St. Joseph
Population: 879,000

Deposits: $10 billion

W: Lake & Porter Counties
Population: 658,000

Deposits: $10 billion

E: South Bend, Elkhart & Goshen
Population: 467,000

Deposits: $7 billion

S: Indianapolis & Johnson County
Population: 1.4 million

Deposits: $30 billion

Note: Data by primary counties for each market

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 2000 – 2014 CAGR: 11.8%  In Millions  Net Income History  *  Solid Historical Earnings

 *  Investing in Commercial LendersCreates Growth  Commercial Loan Balances

 *  Balanced Risk In Commercial Portfolio  Commercial Loan Composition as of December 31, 2014

 Kalamazoo and Indianapolis Loan Balances  *  Growth Markets Thriving  2014 Growth: 43.1%

 December 31, 2014  December 31, 2008  In Millions  2008  2014  CAGR  Commercial  $311  $674  15.1%  Real Estate  $291  $384  5.2%  Consumer  $280  $321  2.5%  Total  $882  $1,379  7.7%  *  Shift to Commercial

 December 31, 2008  December 31, 2014  Strong Low Cost Deposit Growth  *  In Millions  2008  2014  CAGR  NIB  $84  $268  23.6%  Other Trans.  $429  $931  13.8%  CDs  $329  $284  -2.6%  Total  $842  $1,483  9.9%

 *  NPLs/ Loans  Disciplined Credit Culture

 *  Why Invest In Horizon

Shareholder Value Plan - *Since 2001*

- Steady Growth in Net Book Value & EPS
- Dividends
  - Uninterrupted Dividends for more than 25 Years
  - Dividend Increases Aligned with Earnings Growth
- Improving Liquidity
  - Stock Splits in 2001, 2003, 2011 and 2012
  - Common Stock Issued in Heartland and Summit Acquisitions
- Russell 2000 Index Since 2012
- Added to Nasdaq Community Bank Index in 2014

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 Highly Regarded For Financial Performance  Top 200 Community Banks for Financial Performance Six Consecutive Years, 2008 - 2013US Banker & ABA MagazinesTop 10% of Community BanksAnnual Community Bankers Cup, 2012 & 2013Raymond JamesKBW Bank Honor Roll2011 & 2012   *

HORIZON BANK

Highly Regarded In Our Communities

- **Community Relations Award**
  - Urban League of Northwest Indiana, Inc.
- **Nine out of Ten Customers Would Refer a Friend**
  - Independent Survey
- **Best Bank - Twelve out of Last Thirteen Years**
  - The News Dispatch Readers Poll
- **Best Bank for Obtaining a Business Loan**
  - Northwest Indiana Business Quarterly
- **Family Friendly Work Policies**
  - IU Health / Clarian Award

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Horizon Outperforms the MarketFor Total Shareholder Return  As of February 2, 2015; 2015 estimated EPS of $2.16 is the mean estimate from 3rd party research analystsSNL U.S. Bank: Includes all Major Exchange Banks in SNL's coverage universe.  *  Horizon Bancorp: 5-Year Total Return Comparison  P/2015 Est. EPS  10.4x  P/TBV  138%  Div. Yield  2.4%

 Thank Youfor Your Investment inHorizon Bancorp

 A NASDAQ Traded Company - Symbol HBNC

 Appendix

 *  Non-GAAP Reconciliations